HERMAN MILLER, INC. 2011 LONG-TERM INCENTIVE PLAN

TSR PERFORMANCE SHARE AWARD AGREEMENT

This certifies that Herman Miller, Inc. (the "Company") has on ____________ (the "Award Date"), granted to                      (the "Participant") an award (the "Award") of ______________ Performance Shares (the "Target Performance Shares") pursuant to and under the Herman Miller, Inc. 2011 Long-Term Incentive Plan (the "Plan") and subject to the terms set forth in this agreement (the "Agreement"). A copy of the Plan Prospectus has been delivered to the Participant and a copy of the Plan is available from the Company on request. The Plan is incorporated into this Award by reference, and in the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan will govern. Any terms not defined herein will have the meaning set forth in the Plan.

1. Definitions.

(a) "Actual Performance Shares" means the number of Performance Shares earned and vested in accordance with Section 2 and payable to the Participant under Section 5 of this Agreement.

(b) "Cause" means:

(i) A material breach by the Participant of those duties and responsibilities of the Participant which do not differ in any material respect from the duties and responsibilities of the Participant during the 90-day period immediately prior to such breach (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Participant's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; or

(ii) The commission by the Participant of a felony involving moral turpitude.

(c) "Common Stock" means the Company's $.20 par value per share common stock.

(d) "Manual" shall mean the TSR Manual used by the Committee for purposes of determining TSR for the Company and each member of the Peer Group.

(e) "Peer Group" means the companies approved by the Committee as peer group companies at the beginning of the Performance Period. If at any time prior to completion of the Performance Period, a company within the Peer Group ceases to be a publicly-traded company, merges or consolidates with another entity, is acquired or disposes of a significant portion of its business subsequent to the Award Date or experiences any other extraordinary event, as determined by the Committee in its sole discretion, the Committee may remove such company from the Peer Group or ratably adjust the calculation of the Total Shareholder Return with respect to such Peer Group company.

(f) "Performance Period" means the period of three (3) consecutive Years beginning with the Award Date.

(g) "Performance Share" means the right to receive one (1) share of Common Stock subject to certain restrictions and on the terms and conditions contained in this Agreement and the Plan.

(h) “Retirement" means retirement under the Company's qualified retirement plans.

(i) “Total Shareholder Returns” or “TSR” with respect to the Company and each member of the Peer Group shall mean the quotient of (a) the Fair Market Value of the stock of the particular company on the first date of the Performance Period, divided by (b) the Fair Market Value of the stock of such company on the last day of the Performance Period. For purposes of calculating a company's TSR, the Fair Market Value of stock of any company on the last date of the Performance Period shall be adjusted to reflect any and all cash, stock or in-kind dividends paid on the stock of such company during the Performance Period.

(j) "Year" means the 12 month period measured from the Award Date.

2. Determination of Actual Performance Shares. The Actual Performance Shares which may be earned and vested by Participant shall equal (a) the number of Target Performance Shares, multiplied by (b) the Earnout Percentage, as determined under this Section 2.

(a) Determination of TSR.

(i) Determination of Company TSR. Within ninety (90) days after the end of the Performance Period, the Committee will determine the Company’s TSR during the Performance Period, in accordance with the Manual.

(ii) Determination of Peer Group TSR. Within ninety (90) days after the end of the Performance Period, the Committee will determine the TSR for each member of the Peer Group during the Performance Period, in accordance with the Manual.

(iii) Determination of Percentile Rank. Following the determination of Company's TSR and the TSR of each member of the Peer Group, the Committee shall determine the percentile rank of the Company within the Peer Group companies.

(b) Calculation of Earnout Percentage. The Earnout Percentage shall be determined in accordance with the following:

If the Company's TSR is                The Earnout
Ranked at or Above:                Percentage is:

80th percentile (Maximum Performance)    200%
70th percentile     167%
60th percentile     133%
50th percentile (Target Performance)    100%
40th percentile      67%
30th percentile     34%
25th percentile (Threshold Performance)     17%
Below 25th percentile      0%

The Earnout Percentage between the above performance levels shall be determined based on straight line interpolation.

(c) Calculation of Actual Performance Shares after a Change in Control. If a Change in Control occurs during the Performance Period, the Committee will determine the Participant's Actual Performance Shares in accordance with the following:

(i) The Committee will determine the TSR for the Company and for each member of the Peer Group for the period beginning on the first day of the Performance Period and ending on the date immediately prior to the effective date of the Change in Control (the "Adjusted Performance Period").

(ii) The Committee shall determine the Earnout Percentage under the formula set forth in Section 2(b) above during the Adjusted Performance Period (the "Adjusted Earnout Percentage").

(iii) The Actual Performance Shares shall equal the product of (a) the number of Target Performance Shares, and (b) the Adjusted Earnout Percentage, multiplied by a fraction, the numerator of which is the number of days in the Adjusted Performance Period and the denominator of which is 365.

(d) Certification. Not later than ninety (90) days after the end of the Performance Period or the Adjusted Performance Period, as applicable, the Committee shall determine the Actual Performance Shares and shall certify such finding to the Company and the Participant.

3. Adjustments to Actual Performance Shares Following Termination of Employment.

(a) Termination Due to Death, Disability or Termination Without Cause. In the event that the Participant's employment with the Company or a Subsidiary terminates prior to the end of the Performance Period due to:

(i) Death;

(ii) Disability; or

(iii) Termination by the Company or a Subsidiary without Cause,

the Participant's Actual Performance Shares will equal the Actual Performance Shares determined under Section 2 multiplied by a fraction, the numerator of which is the number of full calendar months, beginning on the first day of the Performance Period and ending on the date of the Participant's termination of employment, and the denominator of which is 36.

(b) Termination Due to Retirement During First Year of Performance Period. In the event that the Participant's employment with the Company or a Subsidiary terminates prior to the end of the Performance Period due to Retirement prior to the end of the first Year of the Performance Period, the Participant's Actual Performance Shares will be equal to the Actual Performance Shares determined under Section 2, multiplied by a fraction, the numerator of which is the number of full calendar months, beginning on the first day of the Performance Period and ending on the date of the Participant's Retirement, and the denominator of which is 12.

(c) Termination Due to Retirement After the First Year of the Performance Period. In the event the Participant terminates employment with the Company or a Subsidiary during the Performance Period due to Retirement on or after the last date of the First Year of the Performance Period, no adjustment to the Actual Performance Shares shall be made.

(d) Termination of Employment for Other Reasons. In the event that the Participant's employment with the Company or a Subsidiary terminates prior to the end of the Performance Period for any reason other than Death, Disability, Retirement, or Termination by the Company or a Subsidiary without Cause, then Participant's rights to all of the Target Performance Shares granted in this Award will be immediately and irrevocably forfeited upon such termination of employment.

4. Rights of the Participant with Respect to Performance Shares.

(a) No Shareholder Rights. The Performance Shares granted pursuant to this Award do not and will not entitle Participant to any rights of a shareholder of Common Stock, including the right to receive dividends. The rights of the Participant with respect to the Performance Shares will remain forfeitable at all times prior to the end of the Performance Period and as otherwise provided in the Plan. Prior to conversion of Performance Shares into Common Stock, such Performance Shares will represent only an unsecured obligation of the Company.

(b) Conversion of Performance Shares; Issuance of Common Stock. No shares of Common Stock will be issued to Participant prior to the date on which the Performance Shares vest and become Actual Performance Shares under the provisions of Section 2 of this Agreement. Neither this subsection (b) nor any action taken pursuant to or in accordance with this subsection (b) will be construed to create a trust of any kind. After any Performance Shares vest and become Actual Performance Shares and any tax withholding obligations related to such Actual Performance Shares have been satisfied pursuant to Section 8, the Company will, within 90 days thereafter, cause to be issued to the Participant or the Participant's legal representatives, beneficiaries or heirs, as the case may be, a stock certificate or book entry representing the number of shares of Common Stock in payment of such vested whole Actual Performance Shares, unless a valid deferral has been made pursuant to Section 7, in which case such distribution will be made within 60 days after the date to which distribution has been deferred. The value of any fractional Performance Share will be paid in cash at the time certificates are delivered to Participant in payment of the Actual Performance Shares based on the Fair Market Value of a share of Common Stock on the day preceding the date of distribution.

5. Restriction on Transfer.

(a) The Performance Shares and any rights under this Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition will be void and unenforceable against the Company. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to the Performance Shares upon the death of Participant.

(b) No transfer by will or the applicable laws of descent and distribution of any Performance Shares that vest by reason of Participant's death will be effective to bind the Company unless the Committee will have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

6. Adjustments to Performance Shares for Certain Corporate Transactions. Adjustments to Performance Shares will be determined in accordance with this Section 6.

(a) The Committee will make an appropriate and proportionate adjustment to the number of Target Performance Shares granted under this Award if:

(i) The outstanding shares of Common Stock are increased or decreased, as a result of merger, consolidation, sale of all or substantially all of the assets of the Company, reclassification, stock dividend, stock split, reverse stock split with respect to such shares of Common Stock or other securities, or

(ii) Additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities.

(b) The Committee may make an appropriate and proportionate adjustment in the number of Target Performance Shares granted under this Award if the outstanding shares of Common Stock are increased or decreased as a result of a recapitalization or reorganization not included within subsection (a), above.

7. Deferral of Distribution. A Participant may elect to defer the conversion of Performance Shares granted under this Award into Common Stock and the issuance of such Common Stock with respect thereto to a time later than that provided under subsection (b) of Section 4. The Participant must file such election with the Committee at least 12 months prior to the date provided under subsection (b) of Section 4 that such Performance Shares are scheduled to be converted into Common Stock and issued to the Participant. The Participant must specify in the election the date on which the Actual Performance Shares earned and vested under this Agreement will be converted to Common Stock and issued to Participant. The date elected must be at least five (5) years later than the date on which the Actual Performance Shares would have been converted to Common Stock and issued to the Participant under subsection (b) of Section 5.

8. Tax Withholding.

(a) In order to comply with all applicable federal, state, and local tax withholding laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, and local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.

(b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, Participant may elect to satisfy Participant's federal, state, and local tax obligations arising from the receipt of, or the lapse of restrictions relating to, the Performance Shares, by any of the following means or by a combination of such means set forth below. If the Participant fails to notify the Company of his or her election, the Company will withhold shares of Common Stock as described in paragraph (ii), below.

(i) Tendering a payment to the Company in the form of cash, check (bank check, certified check or personal check) or money order payable to the Company;

(ii) Authorizing the Company to withhold from the shares of Common Stock otherwise to be delivered to the Participant a number of such shares having a Fair Market Value as of the date that the amount of the tax to be withheld is to be determined (the "Tax Date) less than or equal to the minimum amount of the Company's withholding tax obligation; or

(iii) Delivering to the Company unencumbered shares of Common Stock already owned by Participant having a Fair Market Value, as of the Tax Date, less than or equal to the minimum amount of the Company's withholding tax obligation. Any shares of Common Stock already owned by Participant referred to in this paragraph (iii) must have been owned by Participant for no less than six (6) months prior to the date delivered to the Company if such shares of Common Stock were acquired upon the exercise of an Option or upon the vesting of Restricted Stock or other Restricted Stock Units.

The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, will round the number of shares up or down to the nearest number of full shares. Participant's election must be made on or before the Tax Date.

9. Miscellaneous.

(a) Neither this Award Agreement nor the Plan confers on Participant any right with respect to the continuance of employment by the Company or any Subsidiary, nor will there be a limitation in any way on the right of the Company or any Subsidiary by which Participant is employed to terminate his or her employment at any time.

(b) The Participant agrees that this Award and any Actual Performance Shares issued pursuant to the Award shall be subject to forfeiture and adjustment as provided in the “Restatement,” “Solicitation of Employees” and “Engaging in Competition” set out below;

(i)Restatement. In the event of a restatement of the Company’s consolidated financial statements for any interim or annual period (“Restatement”), the Committee may determine that the Award exceeds the amount that would have been awarded or received had the Restatement been known at the time of the original Award or at the time of vesting of any Actual Performance Shares. In the event that the Committee makes such a determination, the Company shall have the right: (i) in the instance of a Participant whose misconduct or violation of a Company policy causes such Restatement (“Cause”), to terminate, require forfeiture of, or adjust any Awards made to Participant and to require the repayment of any gain on any Award or on any Actual Performance Shares, realized within twelve (12) months of the Restatement and; (ii) in the instance where a Participant is an officer subject to Section 16 of the Securities and Exchange Act of 1934, and without regard to whether such Participant caused the Restatement, to adjust any vested or unvested Award made during the period covered by the Restatement to reflect the impact of the Restatement. Both cause and the amount of adjustment and/or repayment shall be determined by the Committee in its sole discretion and its decision shall be final and binding upon the Participant(s).

(ii)Solicitation of Employees. In the event Participant solicits an employee of the Company for employment or other similar relationship with another employer during the Restricted Period, the Committee shall have the discretion to (i) forfeit this Award and/or (ii) forfeit any vested Award for which Actual Performance Shares have not been issued. The occurrence of solicitation and amount of repayment shall be determined by the Committee in its sole discretion.

(iii) Engaging in Competition. In the event Participant or any Affiliate of Participant during the Restricted Period, directly or indirectly, either for Participant or for any other person or entity directly or indirectly engages in Competition with the Company anywhere in the world in which the Company then transacts business or solicit or attempt to solicit any person or entity who is or has been a customer of the Company at any time during the Restricted Period to purchase Competing Products from any person or entity (other than the Company) or a customer, supplier, licensor, licensee or other business relation of the Company at any time during the Restricted Period to cease doing business with the Company, then the Committee will have the right to (i) terminate this Award (ii) to forfeit any vested Award for which Actual Performance Shares have not been issued.

(iv) Acknowledgment. Participant agrees that any violation of this restriction would be highly injurious to the Company and would cause irreparable harm to the Company and also that the territorial, time and scope limitations set forth , are reasonable and are properly required for the protection of the Company and in the event that any such territorial, time or scope limitation is deemed to be unreasonable, by a court of competent jurisdiction, the Company and Participant agree, to the reduction of any or all of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances.

(v) Definitions. The following definitions apply to this Section 9:

"Affiliate" means and includes any person or entity which controls a party, which such party controls or which is under common control with such party.

"Competing Business" means a business which engages or is making plans to engage, in whole or in part, in the manufacturing, marketing, distribution or sale of products which are competitive with any products manufactured, distributed, marketed or sold by the Company during the Restricted Period.

"Competing Products" means products manufactured by a Competing Business.

"Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

"Restricted Period" means the period beginning on the date of the Participant's employment with the Company and ending on the Last date of the Performance Period after the Participant's termination of employment.

(c) The Company will not be required to deliver any shares of Common Stock upon vesting of any Actual Performance Shares until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(d) An original record of this Award and of the Participant’s acceptance and acknowledgment will be held on file by the Company. This Agreement and the Participant’s acknowledgment may be made either paper or electronic format as specified by the Company. To the extent there is any conflict between the terms contained in this
Agreement and the terms contained in the original held by the Company, the terms of the original held by the Company will control.

HERMAN MILLER, INC.

By

Its

ACCEPTANCE AND ACKNOWLEDGEMENT

I accept the Award described herein and in the Plan, acknowledge receipt of a copy of this Agreement and the Plan Prospectus, and acknowledge that I have read them carefully and that I fully understand their contents.

PARTICIPANT

Dated

TSR Award 2013 final